CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form N-14 of Morgan Keegan Select Fund, Inc. of our report dated January 24, 2007, relating to the financial statements and financial highlights of Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, which appears in the November 30, 2006 Annual Report to Shareholders of Regions Morgan Keegan Select Funds, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Tampa, FL
July 23, 2007

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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form N-14 of Morgan Keegan Select Fund, Inc. of our report dated August 21, 2006, relating to the financial statements and financial highlights of Regions Morgan Keegan Select Short Term Bond Fund, which appears in the June 30, 2006 Annual Report to Shareholders of Morgan Keegan Select Fund, Inc, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Tampa, FL
July 23, 2007